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                             KINETIC CONCEPTS, INC.
                             MANAGEMENT EQUITY PLAN

                  1. Purpose. The Kinetic Concepts, Inc. Management Equity Plan (the "Plan") is intended to provide an incentive to certain officers and key employees of Kinetic Concepts, Inc., a Texas corporation (the "Company"), and its Subsidiaries (as defined in Section 2) to remain in the employ of the Company and its Subsidiaries and to increase their interest in the success of the Company. The Plan provides an opportunity for participants to obtain a proprietary interest in the Company through the grant, offering or exchange of shares (the "Management Shares") of common stock, no par value, of the Company ("Common Stock") and the grant or exchange of nonqualified stock options (the "Nonqualified Stock Options"or the "Options"), to purchase shares of Common Stock. Management Shares and Options are sometimes referred to herein as "Awards".

                  2. Definitions. For purposes of the Plan, the following terms have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" means an agreement between the Company and an officer or key employee of the Company or any of its Subsidiaries providing for (i) the grant or sale to such officer or key employee of Management Shares or (ii) the grant to such officer or key employee of Options and signed by F Purchaser and B Purchaser to indicate such parties agreement to be bound by Sections 16 and 17 of the Plan.

                  "Applicable Management Share Value" as of any date of determination means the Applicable Value, provided, however, that if the Company is not a Public Company and such date falls prior to the fifth anniversary of the Effective Date, the Applicable Management Share Value shall not exceed the lesser of the Fair Market Value of such Management Share or $19.25 plus 7% compounded annually on each anniversary of the Tender Date.

                  "Applicable Option Share Value" as of any date of determination means the Applicable Value, provided, however, that if the Company is not a Public Company, such date falls prior to the fifth anniversary of the Effective Date and the Option Share was obtained through the exercise of an Exchange Option, the Applicable Option Share Value shall not exceed the lesser of (A) the Fair Market Value or (B) the sum of (1)
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                                        2

         $19.25 less the exercise price of such underlying Exchange Option (the "Spread") plus 7% of the Spread compounded annually on each anniversary of the Tender Date and (2) the exercise price of such Option plus 7% of the exercise price compounded annually on each anniversary of the date of exercise.

                  "Applicable Option Value" as of any date of determination means the Applicable Value, provided, however, that if the Company is not a Public Company, such date falls prior to the fifth anniversary of the Effective Date and the Option to be valued is an Exchange Option, the Applicable Value shall not exceed the lesser of (A) the Fair Market Value of the shares of Common Stock underlying such Exchange Option less the exercise price of such Exchange Option or (B) the Spread plus 7% of the Spread compounded annually on each anniversary of the Tender Date.


                  "Applicable Value" as of any date of determination means (i) if the Company is a Public Company, Public Value and (ii) if the Company is not a Public Company Fair Market Value.

                  "B Purchaser" means RCBA PURCHASER I, L.P.

                  "Beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the 1934 Act.

                  "Beneficiary" or "Beneficiaries" means the person(s) designated by a Participant or his Permitted Transferee in writing to the Company to receive payments pursuant to the Plan upon the death of a Participant or his Permitted Transferee. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment is due pursuant to the Plan, payments shall be made to the estate of the Participant or Permitted Transferee. The Participant or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Committee in accordance with such rules as may be specified by the Committee.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Call Right" means the right of the Company, exercisable in accordance with Section 10(a) following termination of a Participant's employment, (i) to purchase, and to cause a Participant or his Permitted Transferee to sell, Management Shares and Option Shares beneficially owned by such Participant or his Permitted Transferee and
         (ii) to cause a Participant to surrender for cancellation, in consideration of the payment
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                                        3

         provided for in Section 10(a), unexercised Vested Options granted to such Participant pursuant to the Plan.

                  "Cause" means, with respect to any Participant, (a) "cause" as defined in an employment agreement applicable to the Participant, or
         (b) in the case of a Participant who does not have an employment agreement that defines "cause": (i) any act or omission that constitutes a material breach by the Participant of any of his obligations under his employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Agreement or any other material agreement with the Company or any of its Subsidiaries relating to the Participants employment with the Company after a written demand from a representative of the Company for substantial performance is delivered to him; (ii) the willful and continued failure or refusal of the Participant substantially to perform the material duties required of him as an employee of the Company or any of its Subsidiaries after a written demand from a representative of the Company for substantial performance is delivered to him; (iii) any willful material violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates, or the Participant's conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission.

                  "Committee" has the meaning assigned to such term in Section
         3.

                  "Date of Grant" means the date of grant of an Award as set forth in the applicable Agreement.

                  "Exchange Option" means an Option that was originally granted under a Company plan other than the Plan and that was exchanged for an Option to purchase shares of Common Stock under the Plan.

                  "Effective Date" has the meaning assigned to such term in
         Section 19.

                  "Eligible Persons" means officers and key employees of the Company and its Subsidiaries.
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                                        4

                  "Encumbrance" means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any share of Common Stock or any Option.

                  "Fair Market Value" means the value of a share of Common Stock as determined in good faith by the Board of Directors or, under the circumstances described in Section 11, as determined in a written report to the Company by an independent appraisal or investment banking firm selected by the Board of Directors. For purposes of the definition of "Fair Market Value", the value to be determined by the Board of Directors or such appraisal or investment banking firm shall be the price per share at which a share of Common Stock would trade on a national securities exchange, NASDAQ or a similar market, assuming full liquidity and the absence of any "takeover" or "change in control" premium.

                  "F Purchaser" means FREMONT PURCHASER II, INC.

                  "IPO" means a Public Offering that results in more than 20% of the outstanding Common Stock being traded on a national securities exchange, NASDAQ or a similar market.

                  "Involuntary Transfer" means a transfer of a Participant's Management Shares or Option Shares by operation of law including, without limitation, as a result of (i) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (ii) a sale at any creditors' or judicial sale or (iii) a transfer arising out of a divorce or separation proceeding.

                  "Legended Certificate" means a certificate evidencing a number of shares of Common Stock issued in connection with an Award and imprinted with a legend to indicate that (i) such shares are subject to the restrictions on transfer set forth in the Plan and the applicable Agreement and (ii) if the offer and sale of such shares have not been registered under the 1933 Act, such shares may be sold only pursuant to a registration statement under the 1933 Act or an exemption from registration under the 1933 Act that the Company has determined is available for such sale.

                  "NASDAQ" means the National Association of Securities Dealers' Automated Quotation System.

                  "New Option" means an Option to that was originally granted under this Plan and was not the result of an exchange for an option to purchase shares of Common Stock granted under a Company option plan other than the Plan.
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                                        5

                  "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Option Price" means, with respect to any Option, the exercise price per share of Common Stock, as determined by the Committee in its sole discretion and as set forth in the applicable Agreement.

                  "Option Shares" means the shares of Common Stock acquired by a Participant upon exercise of an Option.

                  "outstanding", with respect to any share of Common Stock, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Affiliate thereof, on or prior to such date.

                  "Participant" means any Eligible Person who has been granted an Award.

                  "Permanent Disability", with respect to any Participant who is an employee of the Company or any of its Subsidiaries, shall be defined in the same manner as such term or a similar term is defined in an employment agreement applicable to the Participant or, in the case of a Participant who does not have an employment agreement that defines such term or a similar term, means that the Participant is unable to perform substantially all his duties as an employee of the Company or any of its Subsidiaries by reason of illness or incapacity for a period of more than six consecutive months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to the Company.

                  "Permitted Transferee" means (A) with respect to outstanding shares of Common Stock held by any Participant, (i) the trustee or trustees of a trust revocable solely by such Participant, (ii) such Participant's guardian or conservator, (iii) any Person to whom such shares are transferred by will or the laws of descent and distribution, or (iv) any Person with respect to which the Board of Directors shall have adopted a resolution stating that the Board of Directors has no objection if a transfer of shares is made to such Person, and (B) with respect to Options, any Person (other than the Company) to whom an Option has been transferred in accordance with Section 8(a)(v).
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                                        6

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof, or any group deemed to be a "person" under Section 14(d)(2) of the 1934 Act.

                  "Prime Rate" means the rate which Bank of America announces from time to time at its principal office as its prime lending rate for domestic commercial loans, the Prime Rate to change when and as such prime lending rate changes.

                  The Company shall be deemed to be a "Public Company" after it completes a Public Offering and the Company's Common Stock is traded on a national securities exchange or quoted on an automated quotation system.

                  "Public Offering" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

                  The "Public Value" of a share of Common Stock on a given date shall be the average closing price of a share of Common Stock on such national securities exchange on which such shares are traded or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of the Common Stock on such automated quotation system (the "Average Closing Price"), in either case for the 30-day period ending on such date. The Average Closing Price of a share of Common Stock shall be determined by dividing (i) by
         (ii), where (i) shall equal the sum of the closing prices for the Common Stock on each day that the Common Stock was traded and a closing price was reported on such national securities exchange or such automated quotation system, as the case may be, during the 30-day period, and (ii) shall equal the number of days on which the Common Stock was traded and a closing price was reported on such national securities exchange or such automated quotation system, as the case may be, during the 30-day period.

                  "Registrable Securities" means all shares of Common Stock held by Stockholders, and any common stock which may be issued or distributed in respect thereof, by way of any recapitalization.

                  "Registration Expenses" means all out-of-pocket expenses incident to the Company's performance of or compliance with Sections 14, 15 and 16, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with the preparation of any "blue
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                                        7

         sky" memorandum or survey), all printing expenses, all listing fees, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one outside counsel retained by the holders of Registrable Securities being registered (which counsel shall be satisfactory to the holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

                  "Retirement", with respect to any Participant who is an employee of the Company or any of its Subsidiaries, means resignation or termination of employment after attainment of an age required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or any of its Subsidiaries in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's sixty-fifth birthday shall be deemed a Retirement unless the Committee so determines in its sole discretion.

                  "Sale by Fremont/RCBA" means a sale of Common Stock that is not a Public Offering by either F Purchaser or B Purchaser that results in F Purchaser and B Purchaser together holding less than sixty-nine percent of the shares of Common Stock initially held by F Purchaser and B Purchaser on the Effective Date, as such number may be adjusted to reflect stock splits, reverse stock splits, stock dividends, acquisitions and the exercise of Options.

                  "Sale of Assets" means a sale (in one transaction or a series of transactions) by the Company of all or substantially all its business or assets (or both) to a third party that is not an Affiliate of the Company.

                  "Sale of Stock" means a sale (in one transaction or in a series of transactions) by the Company's stockholders of at least two-thirds of the outstanding Common Stock to a Third Party, including any merger with a Public Company following the consummation of which two-thirds or more of the voting securities of the surviving entity (which is a Public Company) in such merger are held by Third Parities.

                  "Subsidiary" means any corporation if 50% or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary.
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                                        8

                  "Tender Date" means the last day of the Offer, as such term is defined in the transaction agreement between F Purchaser, B Purchaser and the Company.

                  "Third Party" means, with respect to any Participant, any Person, other than any Affiliate of (a) such Participant, (b) the Company and its Subsidiaries or (c) F Purchaser or B Purchaser.

                  "Valuation Date" means December 31 and June 30, or such other date that the Committee may from time to time select.

                  "Vested Options" means, as of any date, Options which by their terms are exercisable on such date.

                  3. Administration of the Plan.

                  (a) Members of the Committee. The Plan shall be administered, and Awards shall be granted hereunder, by a committee (the "Committee") of the Board of Directors comprised of at least three directors selected by the Board of Directors to administer the Plan. The composition of the Committee may, in the discretion of the Board of Directors, be adjusted to the extent required in order for the Company to rely on the exemptive relief provided under Rule 16b-3, as it may be amended from time to time, promulgated pursuant to Section 16 of the 1934 Act.

                  (b) Authority of the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined in good faith by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan.

                  4. Number of Shares Issued in Connection with Awards. The maximum aggregate number of shares of Common Stock that may be issued in connection with Awards granted under the Plan (together with any shares of Common Stock issued in connection with Management Shares and Options) is 6.5% of the initial shares of Common Stock outstanding as of the Effective Date, subject to adjustment as provided in Section 13. To the fullest extent permitted under
Section 422 of the Code, if any Management Shares are forfeited or are repurchased by the Company, or if any Option expires or is surrendered without being exercised in full, such Management Shares or shares of Common Stock as to which such Option has not been exercised, as the case may be, may again be available for issuance in connection with future grants or offerings of Awards.
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                                        9

                  5. Eligible Persons. Awards may be granted or offered only to Eligible Persons. The Chief Executive Officer of the Company (the "CEO") will recommend for approval by the Board of Directors the individual Participants to whom Awards may be granted from among such class of Eligible Persons and to determine the number and form of Awards to be granted to each Participant.

                  6. Agreement. The terms and conditions of each grant or sale of Awards shall be embodied in an Agreement in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the date on which the Award was granted or sold, and (i) in the case of Options, set forth the number of Options being granted to the Participant and the applicable Option Price or Option Prices, and (ii) in the case of Management Shares, set forth the number of Management Shares being granted or offered to the Participant and, if applicable, the purchase price or other consideration for such Management Shares; (b) set forth the vesting schedule; (c) be signed by the recipient of the Award and a person designated by the Committee; and (d) be delivered to the recipient of the Award.

                  7. Restrictions on Transfer. No Management Share, Option or Option Share may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party other than the Company except as provided in the Plan or Award Agreement or to a Permitted Transferee. Each Permitted Transferee (other than the Company), by will, by the laws of descent and distribution or otherwise, of any Management Shares, Options or Option Shares shall, as a condition to the transfer thereof to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to the Agreement applicable to the transferor. Each Permitted Transferee will succeed to the rights held under the Plan by the transferring Participant, to the extent that such rights are not limited in the Plan or the relevant Agreement.

                  8. Options.

                  (a) Terms of Options Generally. Options may be granted to any Eligible Person. Each Option shall entitle the Participant to whom such Option was granted to purchase, upon payment of the relevant Option Price, one share of Common Stock. Payment of the Option Price shall be made in cash, or, in the sole discretion of the Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the Participant, in other property acceptable to the Committee or in any combination of cash, shares of Common Stock or such other property. Options granted under the Plan shall comply with the following terms and conditions:

                  (i) Option Price. Each Agreement relating to an Option shall specify the relevant Option Price.
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                                       10


                  (ii) Vesting.

                           (A) Vesting Schedule. The vesting schedule of each
                  Option shall be set forth in the applicable Agreement.

                           (B) Acceleration of Vesting. In the event of a
                  termination of a Participant's employment with the Company and its Subsidiaries by reason of death or Permanent Disability or Retirement, all Options granted to such Participant shall vest on the date of such termination. All Options shall immediately vest upon (i) completion of a Sale of Stock within three years from the Effective Date and (ii) completion of a Sale of Assets within three years from the Effective Date. Fifty percent of all unvested Options, proportionately per unvested installment per Participant, shall immediately vest upon (i) completion of an IPO within three years from the Effective Date or (ii) completion of a Sale by Fremont/RCBA within three years from the Effective Date.

                  (iii) Duration of Options. Each Option shall be effective for such term as shall be determined by the Committee and set forth in the applicable Agreement; provided, however, that the term of any New Option shall not exceed 7 years from the Date of Grant.

                  (iv) Exercise Following Termination of Employment. Upon termination of a Participant's employment with the Company and its Subsidiaries for any reason, the Participant (or, in the case of the Participant's death, his Beneficiary) may exercise any Vested Option, subject to Section 8(b), at any time until the earlier of (A) 30 days (180 days upon a termination of employment or status due to death or Permanent Disability) following the date of such termination of employment or status (or, if a Vested Option may not be exercised on the date of such termination of employment or status because the conditions to exercise set forth in Section 8(b) are not satisfied, 30 days (180 days upon a termination of employment or status due to death or Permanent Disability) following the date on which the Company notifies the Participant that such conditions have been satisfied and that the Option may be exercised), and (B) exercise by the Company of its Call Right under Section 10(a), but in no event after the expiration of the Option under the provisions of clause (iii) above; provided, however, that the applicable Agreement may, subject to clause
         (iii) above, provide for a longer post-termination exercise period. Upon the expiration of such period or exercise of such Call Right, any such Vested Option not theretofore exercised shall be canceled, and the shares of Common Stock that had been subject thereto shall again be available for
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                                       11

         grants of further Awards under the Plan to the fullest extent permitted under Section 422 of the Code.

                  (v) Certain Restrictions. Options granted hereunder shall not be transferable by the Participant otherwise than to a Permitted Transferee. A Participant may transfer Exchange Options to a charity or charitable foundation (collectively, a "Charity"), subject to the approval of the Board of Directors, provided however, that the Exchange Options transferred shall represent more that than 4,000 Option Shares, as such number may be adjusted to reflect stock splits, reverse stock splits, stock dividends, and acquisitions. Upon completion of an IPO, Option Shares may be freely transferred as permitted by applicable laws and regulations.


                  (vi) Stockholder Rights. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

                  (vii) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock dividend or other distribution in respect of Option Shares shall be subject to the same restrictions as such Option Shares.

                  (viii) Additional Terms and Conditions. Each Option granted hereunder, and any shares of Common Stock issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Plan which are prescribed by the Committee and set forth in the applicable Agreement.

                  (b) Limitation on Exercise. An Option shall not be exercisable unless the offer and sale of the shares of Common Stock subject to the Option have been registered under the 1933 Act and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available.

                  (c) Issuance of Certificate. As soon as practicable following the exercise of any Options, a Legended Certificate evidencing the number of Option Shares issued in connection with such exercise shall be issued in the name of the Participant.

                  (d) Unvested Options. Upon termination of a Participant's employment with the Company and its Subsidiaries, all Options granted to such Participant which have not theretofore vested (and which do not vest by reason of such termination of employment or status) shall terminate and be canceled without any payment therefor.

                  9. Management Shares.

                  (a) Terms of Management Shares Generally. Management Shares may be granted or offered for sale to any Eligible Person. If Management Shares are offered for sale hereunder, the purchase price shall be payable in cash, or, in the sole discretion of the Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the Participant, in other property acceptable to the Committee or in any combination of cash, shares of Common Stock or such other property. The Management Shares granted or offered for sale under the Plan shall comply with the following terms and conditions:

                  (i) Purchase Price; Offering Period. Management Shares may be granted for no consideration or offered for sale at a purchase price determined by the Committee in its sole discretion at the time of offering and set forth in the applicable Agreement. Any offer to sell Management Shares hereunder shall expire no later than 60 days following the date of such offer to an Eligible Person.

                  (ii) Stockholder Rights. A Participant shall have all rights of a stockholder as to the Management Shares, including the right to receive dividends and the right to vote in accordance with the Company's Certificate of Incorporation, subject to the restrictions set forth in the Plan and the applicable Agreement.

                  (iii) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by a Participant as a result of a stock distribution to holders of Management Shares or as a stock dividend on Management Shares shall be subject to the same restrictions as such Management Shares and all references to Management Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

                  (iv) Additional Terms and Conditions. Each Management Share granted or offered for sale hereunder shall be subject to such additional terms and conditions not inconsistent with the Plan which are prescribed by the Committee and set forth in the applicable Agreement.

                  (v) Restrictions on Transfers. No Participant shall be permitted to transfer any Management Shares other than as expressly permitted by this Plan or the relevant

         Agreement. Upon the completion of an IPO, Management Shares may be freely transferred in accordance with all applicable laws and regulations.

                  (b) Issuance of Certificate. At the time of grant or sale of Management Shares to a Participant, a Legended Certificate evidencing the appropriate number of shares of Common Stock granted or sold to the Participant as Management Shares shall be issued in the name of the Participant.

                  10. Termination of Employment or Status; Involuntary
Transfers.

                  (a) Company Call Right.

                  (i) Exercise of Call Right. Unless the Committee in its sole discretion determines otherwise and so sets forth in the applicable Agreement, if prior to the completion of an IPO the employment of a Participant with the Company and its Subsidiaries terminates for any reason, or an Involuntary Transfer occurs, the Company shall have a Call Right, exercisable for a period of 60 days after the date of such termination or Involuntary Transfer, with respect to all of the Management Shares, Vested Options and Option Shares beneficially owned by such Participant and his Permitted Transferees. The Company may exercise such Call Right by giving written notice thereof to the Participant or his Permitted Transferee, as the case may be, prior to the expiration of such 60-day period. The Company's Call Right shall become null and void subsequent to the completion of an IPO.

                  (ii) Purchase Price. With respect to any exercise of a Call Right under this Section 10(a), (A) the purchase price per Management Share to be paid by the Company at the closing provided for in Section 10(c) shall be the Applicable Management Share Value, determined as of the first Valuation Date coincident with or following the date of termination of the Participant's employment or status or Involuntary Transfer, (B) the purchase price per Option Share to be paid by the Company at the closing provided for in Section 10(c) shall be the Applicable Option Share Value, determined as of the first Valuation Date coincident with or following the date of termination of the Participant's employment or status or Involuntary Transfer and (C) the consideration to be paid by the Company in respect of Vested Options surrendered for cancellation at the closing provided for in Section 10(c) shall be the Applicable Option Share Value determined as of the first Valuation Date coincident with or following the date of termination of the Participant's employment or Involuntary Transfer. The Company will give notice of the purchase price to be paid per Management Share or Option Share within a reasonable time from the date of determination of such price.

                  (b) Participant Put Right.

                  (i) Exercise of Put Right. To the extent provided in the applicable Agreement and subject to Section 10(b)(iii), if prior to the completion of an IPO the employment of a Participant with the Company and its Subsidiaries terminates for any reason, the Participant (or, in the case of the Participant's death, his Beneficiary) shall have a Put Right, exercisable for a period of 60 days after the date of such termination, with respect to all of the Management Shares, Vested Options and Option Shares beneficially owned by such Participant and his Permitted Transferees. The Participant may exercise such Put Right by giving written notice thereof to the Company prior to the expiration of such 60-day period. The Participants' Put Rights shall be null and void subsequent to the completion of an IPO.

                  (ii) Purchase Price. The Put Right purchase price per Management Share to be paid by the Company at the closing provided for in Section 10(c) shall be the Applicable Management Share Value, determined as of the first Valuation Date coincident with or following the date of termination of the Participant's employment or status. The Put Right purchase price per Option Share to be paid by the Company at the closing provided for in Section 10(c) shall be the Applicable Option Share Value, determined as of the first Valuation Date coincident with or following the date of termination of the Participant's employment or status. The consideration to be paid by the Company in respect of Vested Options surrendered for cancellation at the closing provided for in Section 10(c) shall be Applicable Option Value, determined as of the first Valuation Date coincident with or following the date of termination of the Participant's employment. The Company will give notice of the consideration to be paid per Management Share or Option Share within a reasonable time from the date of determination of such amount.

                  (iii) Anything in this Plan to the contrary notwithstanding, if, at any time, the Board of Directors shall determine, subject to the written opinion of the Appraiser (as hereinafter defined) referred to below, the Company is not financially capable of making some or all of the aggregate payments to be made thereafter pursuant to the exercise of Put Rights (the "Put Right Payments"), the Company shall have the right to defer such Put Right Payments but only on the terms hereinafter provided in this Section 10(b)(iii). In the event that the Board of Directors shall have made such determination with respect to the Company's financial capability, the Board of Directors shall, if so requested in writing by at least two Participants within 10 business days of the date that notice of such determination has been given (the "Request Period"), promptly retain an appraisal or investment banking firm, to be selected by the CEO and reasonably satisfactory to the Board of Directors (the "Appraiser"), to render a written opinion as to whether the Company has the financial capability to make any of, or any portion of, such Put Right Payments at such time as it would otherwise be required to make such Put Right Payments. If the Board of Directors' determination, or the Appraiser's written opinion, if so required, indicates that, at the time a Put Right Payment would otherwise be required to be made to a Participant, the Company would not have the financial capability to make any of the Put Right Payments that would otherwise then be required to be made, or shall have the financial capability to make only a portion of such Put Right Payments, then payments with respect to such Put Right Payments shall be made on the following basis: As of the first day following a determination by the Appraiser of lack of financial capability in respect of which Put Right Payments are required to be made or, if no request for an Appraiser's appraisal is made, on the day following the last day of the Request Period (each such date being hereinafter called a "Payout Date"), all unpaid amounts payable with respect to Put Rights exercised prior to such a date, shall be aggregated (the "Aggregate Payable Amount"), and the amount payable to each Participant shall be determined by multiplying the full amount owing to such Participant as of such date by a fraction, the numerator of which shall be the amount that the Company, as indicated by the Board of Directors' determination or the Appraiser's written opinion, shall then be financially capable of paying (which may be zero if, as indicated by the Board of Directors' determination or the Appraiser's written opinion, the Company is not financially capable of making any of the Put Right Payments then otherwise required to be made) and the denominator of which shall be the Aggregate Payable Amount. Elections to exercise Put Rights (or portions thereof) not satisfied pursuant to such pro rata payment shall be deemed revoked, and the remaining Awards (or portions thereof) with respect thereto shall thereafter be subject to the provisions of the Plan as if a Put Right election had not been made, provided, however that such Options will not be canceled pursuant to
         Section 8(a)(iv) or as a result of the expiration of such Options' term pursuant to Section 8(a)(iii). In acting pursuant to this Section 8, the Appraiser shall be entitled to the rights and immunities of an arbitrator.

                  (c) Election and Delivery Procedures.

                  (i) The closing of any exercise of any Call Right or Put Right pursuant to Section 10(a) or 10(b) shall take place at the offices of the Company, or such other place as may be mutually agreed, not less than 15 nor more than 30 days after the Valuation Date coincident with or following the relevant termination of employment. The exact date and time of closing shall be specified by the party exercising such Call Right or Put Right.

                  (ii) At such closing (the "Closing"), the Participant (or, following the Participant's death, the Participant's Beneficiary or Beneficiaries) shall deliver certificates for the shares of Common Stock to be sold to the Company duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company duly executed, by such transferor, free and clear of any Encumbrances, and shall consent to the cancellation of the Vested Options to be surrendered, which Vested Options shall also be free and clear of any Encumbrances. The Company shall pay the applicable purchase price for shares of Common Stock and consideration for surrendered Vested Options in cash; provided, however, that such payment may be deferred under the circumstances, and to the extent, provided for in Section 12.

                  11. Appraisal. If, in connection with the determination of the Fair Market Value used to calculate the purchase price for shares of Common Stock and Vested Options upon the exercise of any Call Right or Put Right under
Section 10(a) or 10(b), a Participant reasonably believes that the Board of Directors' determination of Fair Market Value (if applicable) is not reasonable, then such Participant may challenge the Board of Directors' determination of such Fair Market Value by giving written notice to the Board of Directors no later than 15 business days after receipt of notice of the purchase price per share which the Company intends to pay with respect to such shares of Common Stock and Vested Options. In such event, the Company shall engage at its own expense an appraisal or investment banking firm that is independent of the Company and its Subsidiaries and Affiliates and is knowledgeable in the valuation of companies engaged in a business similar to the business in which the Company is engaged to determine the Fair Market Value of the Common Stock for purposes of determining the purchase price; provided, however, that if such a determination has been made by such an appraisal or investment banking firm less than six months prior to the date as of which the Fair Market Value of the Common Stock is to be determined, the Company shall not be required to engage any such firm and shall instead rely on such earlier valuation; provided further, however, that the Company shall not rely on such earlier valuation if it determines in good faith that such earlier valuation no longer reflects Fair Market Value. Any such appraisal or investment banking firm engaged by the Company shall be selected by the Board of Directors and shall be reasonably satisfactory to such Participant. Such independent appraisal or investment banking firm's determination of Fair Market Value shall be conclusive and binding on the parties. Anything in this Section 11 to the contrary notwithstanding, if such an independent appraisal or investment banking firm is appointed, no payment shall be made in respect of the Participant's shares of Common Stock or Vested Options pending the determination of Fair Market Value by such firm, and payment of the purchase price shall instead be made no later than the tenth business day following receipt by the Company of the report of such firm establishing Fair Market Value. If the Fair Market Value so determined by the independent banking firm exceeds the Fair Market Value as determined by the Board of Directors by more than 10%, the costs of such firm shall be for the account of the Company; in all other cases, the costs of such firm shall be borne by the Participant, and the Company shall have the right to withhold such costs from any payment it makes in respect of its repurchase of shares of Common Stock or Vested Options from the Participant.

                  12. Legal Limitations. Anything in the Plan or any Agreement to the contrary notwithstanding, to the extent that the limitations or restrictions applicable to the Company or any Subsidiary under the laws of their respective jurisdictions of incorporation, the restrictions or limitations contained in the Certificate of Incorporation or By-laws of the Company or any Subsidiary or any other applicable law, rule or regulation or under the terms of any indebtedness for borrowed money of the Company or any Subsidiary prohibit the Company from making any payment required under the Plan or any applicable Agreement with respect to a share of Common Stock or Vested Option, then the Company shall not be obligated to make such payment at such time, and shall have the right to defer such payment until the Board of Directors reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at a rate equal to the Prime Rate, and shall be paid (with interest) promptly after, and to the extent that, the Board of Directors determines that the limitations and restrictions referred to in the first sentence of this Section 12 no longer restrict such payment. Notwithstanding a deferral of payment in accordance with this Section 12 for shares of Common Stock or Vested Options in respect of which a Call Right or Put Right shall have been exercised, the closing of any exercise of such Call Right or Put Right shall take place as provided in Section 10(c) and the right of a Participant and his Permitted Transferees in respect of the shares of Common Stock and Vested Options subject to such Call Right or Put Right (other than the right to receive payment of amounts deferred in accordance with this Section 12) shall terminate as of such closing.

                  13. Effect of Certain Corporate Changes and Changes in
Control.

                  (a) Dilution and Other Adjustments. In the event of a stock dividend or split, the Committee shall make the following adjustments as are necessary or advisable (the form of which shall be determined by the Committee in its sole discretion) to provide each Participant with a benefit equivalent to that which he would have been entitled to had such event not occurred: (i) adjust the number of Awards granted to each Participant and the number of Awards that may be granted generally pursuant to the Plan, (ii) adjust the Option Price of any Options, and (iii) make any other adjustments, or take such action, as the Committee, in its discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares of Common Stock, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

                  (b) Effect of Reorganization. In the event that (i) the Company is merged or consolidated with another corporation, (ii) all or substantially all the assets of the Company are acquired by another corporation, person or entity, (iii) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii) or (iii) being hereinafter referred to as a "Reorganization Event") or (iv) the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee shall make upon consummation of such Reorganization Event any or all of the adjustments described in Section 13(a) as are necessary or advisable in the sole discretion of the Committee to provide the Participant with a benefit equivalent to that which he would have been entitled to had such event not occurred.

                  14. Incidental Registration.

                  (a) Registration Process. If the Company at any time proposes to register any shares of Common Stock under the 1933 Act for sale in a Public Offering in the United States, whether or not for its own account, on a form and in a manner that would permit registration of Registrable Securities under the 1933 Act for Sale in such Public Offering, it will each such time give prompt written notice to all Participants holding Registrable Securities (including Option Stock issuable upon exercise of any Vested Options held by the Participants after giving effect to the accelerated vesting, if any, that would result as a consequence of such Public Offering) of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, the identity of the managing underwriter). Upon the written request of any such holder of Registrable Securities delivered to the Company within 30 days after such notice shall have been given to such holder (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Securities that the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the Sale of the Registrable Securities to be so registered in such Public Offering; provided, however, that:

                  (i) if, at any time after giving such written notice of its intention to register any of such shares of Common Stock proposed to be registered by the Company and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such shares of Common Stock, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested to register Registrable Securities and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 14(b));

                  (ii) if the managing underwriter of such Public Offering shall advise the Company that, in its judgment, the number of shares of Common Stock proposed to be included in such Public Offering should be limited because the inclusion of Registrable Securities is likely to adversely impact the purchase price obtained for the shares of Common Stock proposed to be included in such Public Offering, then the Company will promptly advise each such holder of Registrable Securities thereof and may require, by written notice to each such holder accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities proposing to sell shares of Common Stock in such Public Offering shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of Registrable Securities as to which registration has been requested by such holders and that the distribution of such Registrable Securities as are so excluded be deferred (in case of a deferral as to a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Common Stock so requested to be registered by such holders) until the completion of the distribution of such shares of Common Stock and any other securities by such underwriters; and

                  (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 14 that is incidental to the registration of any of its shares of Common Stock or other securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan.

                  (b) Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities effected by it pursuant to this Section 14.

                  15. Right to Participate in Certain Dispositions.

                  (a) Right to Participate. (i) So long as F Purchaser and B Purchaser together (for purposes of this Section 15 the "Founding Stockholders") shall own at least 40% of the outstanding shares of Common Stock, neither Founding Stockholder shall in any transaction or series of related transactions, directly or indirectly, sell or otherwise dispose of for value any shares of Common Stock held by it to any Third Party or Third Parties, unless the terms and conditions of such sale or other disposition shall include an offer to include, at the option of each of the Participants, in such sale or other disposition to the Third Party or Third Parties, the Pro Rata Portion (as hereinafter defined) of the shares of Common Stock, including Management Shares and Option Shares then owned (or issuable upon the exercise of any options owned) by each such Participant. For purposes of this Section 15, "Pro Rata Portion" means, with respect to each Participant, a number equal to the product of (a) the total number of shares of Common Stock then owned (or issuable upon the exercise of any Vested Options held after giving effect to the accelerated vesting, if any, that would result as a consequence of such sale or disposition) by such Participant, times (b) a fraction, the numerator of which shall be the total number of shares of Common Stock proposed to be sold by the Prospective Sellers (as such term is defined in Section 15(a)(ii)), and the denominator of which shall be the total number of shares of Common Stock owned (or issuable upon the exercise of any Vested Options held after giving effect to the accelerated vesting, if any, that would result as a consequence of such sale or disposition) by the Prospective Sellers (including such shares of Common Stock so proposed to be sold).

                  (ii) If, so long as the Founding Stockholders shall own at least 40% of the outstanding shares of Common Stock, either Founding Stockholder receives from a Third Party or Third Parties a bona fide offer or offers to purchase or otherwise acquire (for purposes of this Section 15, an "Offer") any shares of Common Stock held by such Founding Stockholder (for purposes of this Section 15, the "Offered Shares"), and such Founding Stockholder intends to pursue a sale of such shares of Common Stock to such Third Party or Third Parties, such Founding Stockholder (for purposes of this Section 15, the "Prospective Seller") shall provide written notice (for purposes of this Section 15, the "Offer Notice") of such Offer to each of the Participants not later than the tenth business day prior to the consummation of the sale or other disposition contemplated by the Offer. The Offer Notice shall identify the Offered Shares, the price offered for such Offered Shares, all other material terms and conditions of the Offer and, in the case of an Offer in which the consideration payable for shares of Common Stock consists in whole or in part of such other consideration as the Company may reasonably determine, such other consideration. The Participants shall have the right and option, for a period of 10 business days after the date the Offer Notice is given to such Participants (for purposes of this Section 15, the "Notice Period"), to notify the Prospective Seller of such Participant's interest in selling or otherwise disposing of up to the Pro Rata Portion of such Participant's shares of Common Stock pursuant to the Offer). Each Participant desiring to exercise such option shall, prior to the expiration of the Notice Period, provide the Prospective Seller with written notice (specifying the number of shares of Common Stock as to which such Participant has an interest in selling or otherwise disposing of pursuant to the Offer) (for purposes of this Section 15, a "Notice of Interest") and, deliver to the Prospective Seller (A) the certificate or certificates evidencing the shares of Common Stock to be sold or otherwise disposed of pursuant to such Offer by such Participant duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Prospective Seller executed by such Participant, (B) an instrument of assignment reasonably satisfactory to the Prospective Seller assigning, as of the consummation of the sale or other disposition to the Third Party or Third Parties, all such Participant's rights hereunder with respect to the shares of Common Stock to be sold or otherwise disposed of, and (C) a special irrevocable power-of-attorney authorizing the Prospective Seller to sell or otherwise dispose of such shares of Common Stock pursuant to the terms of the Offer and to take all such actions as shall be necessary or appropriate in order to consummate such sale or other disposition. Delivery of such certificate or certificates evidencing the shares of Common Stock to be sold, the instrument of assignment and the special irrevocable power-of-attorney authorizing the Prospective Seller to sell or otherwise dispose of such shares of Common Stock shall constitute an irrevocable election by such Participant to authorize and permit the Prospective Seller to sell such shares of Common Stock pursuant to the Offer. Each Participant that shall have delivered a Notice of Interest as provided in this Section 15(a)(ii) shall deliver the documents described in clauses (A) and (B) of the second preceding sentence at the closing of the sale of the Offered Shares.

                  (iii) Promptly after the consummation of the sale or other disposition of the shares of Common Stock of the Prospective Seller and the Participants to the Third Party or Third Parties pursuant to the Offer, the Prospective Seller shall remit to each of the Participants the total sales price of the shares of Common Stock of such Participants sold or otherwise disposed of pursuant thereto.

                  (iv) If at the end of the Notice Period any Participant shall not have given a Notice of Interest (and delivered all other required documents) with respect to some or all of the Pro Rata Portion of such Participant's shares of Common Stock, such Participant will be deemed to have waived all its rights under this Section 15 with respect to the sale or other disposition pursuant to the Offer of the portion of the Pro Rata Portion of the shares of Common Stock owned by such Participant with respect to which a Notice of Interest shall not have been given. If, at the end of the 120-day period following the giving of the Offer Notice, the Prospective Seller has not completed the sale of all the Offered Shares and the shares of Common Stock with respect to which Participants shall have given Notices of Interest pursuant to this Section 15, the Prospective Seller shall return to such Participants all certificates evidencing the unsold shares of Common Stock that such Participants delivered for sale or other disposition pursuant to this Section 15 and such Participants' related instruments of assignment and powers-of-attorney.

                  (v) Except as expressly provided in this Section 15, the Prospective Seller shall have no obligation to any Participant with respect to the sale or other disposition of any shares of Common Stock owned by such Participant in connection with this Section 15. Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Interest shall have been given, the Prospective Seller shall have no obligation to any Participant to sell or otherwise dispose of any Offered Shares pursuant to this Section 15 or as a result of any decision by the Prospective Seller not to accept or consummate any Offer or sale or other disposition with respect to the Offered Shares (it being understood that any and all such decisions shall be made by the Prospective Seller in its sole discretion). No Participant shall be entitled to sell or otherwise dispose of shares of Common Stock directly or to any Third Party pursuant to an Offer (it being understood that all such sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in this Section 15).


                  (b) Anything in this Section 15 to the contrary notwithstanding, (i) the provisions of Section 15 will not be applicable to any sale of shares of Common Stock pursuant to a Public Offering, (ii) in the event that either Prospective Seller shall exercise the option referred to in Section 16 to require each of the Participants to participate in the sale of shares of Common Stock referred to therein, the Participants shall thereafter have no right pursuant to this Section 15 to participate in any such sale and (iii) all rights to participate conveyed by this Section 15 will become null and void upon an IPO. Nothing in this Section 15 shall affect any of the obligations of the Founding Stockholders under any other provision of this Plan.

                  16. Right to Compel Participation in Certain Sales.

                  (a) Compelled Participation. If either Founding Stockholder shall, individually or jointly, in any transaction or series of related transactions, directly or indirectly, (for purposes of this Section 16, collectively, the "Prospective Sellers") propose to sell to a Third Party or Third Parties for cash, cash equivalents or marketable securities all shares of Common Stock held by them (for purposes of this Section 16, the "Controlling Shares") to a Third Party or Third Parties (for purposes of this Section 16, an "Offer") and as a result of such sale such Third Party or Third Parties and all Affiliates of such Third Party or Third Parties would own a number of shares of Common Stock that constitutes a majority of the shares of Common Stock then outstanding, the Prospective Sellers may, at their option, require each of the Participants to sell all shares of Common Stock owned or held by such Participant to the Third Party or Third Parties, for the same consideration per share of Common Stock and otherwise on the same terms and conditions upon which the Prospective Sellers sell their shares of Common Stock.

                  (b) Compelled Sales Procedure. (i) the Prospective Sellers shall provide a written notice (for purposes of this Section 16, the "Offer Notice") of such Offer to each of the Participants no later than the tenth business day prior to the consummation of the sale contemplated by the Offer. The Offer Notice shall contain written notice on the exercise of the Prospective Sellers' rights pursuant to Section 16, setting forth the consideration per share of Common Stock to be paid by the Third Party or Third Parties and the other material terms and conditions of Offer. Within 10 business days following the date the Offer Notice is given, each of the Participants shall deliver to the Prospective Sellers (A) the certificate or certificates evidencing all the shares of Common Stock owned or held by such Participant duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Prospective Sellers executed by such Participant, and (B) a special irrevocable power-of-attorney authorizing the Prospective Sellers to sell such shares of Common Stock pursuant to the terms of the Offer and to take all such action as shall be necessary or appropriate in order to consummate such sale, provided, however, that if such delivery is not permitted by applicable law, such Participant shall deliver an unconditional agreement to deliver such shares of Common Stock pursuant to this
Section 16(b) at the closing for such Offer against delivery to such Participant of the consideration therefor.

                  (ii) Promptly after the consummation of the sale of shares of Common Stock of the Prospective Sellers and the Participants to the Third Party or Third Parties pursuant to the Offer, the Prospective Sellers shall remit to each of the Participants the total sales price of the shares of Common Stock of such Participant sold pursuant thereto.

                  (iii) If, at the end of the 120-day period following the giving of the Offer Notice, the Prospective Sellers have not completed the sale of all the Controlling Shares and the shares of Common Stock delivered to the Prospective Sellers pursuant to Section 16(b)(i), the Prospective Sellers shall return to each of the Participants all certificates evidencing unsold shares of Common Stock that such Participant delivered for sale pursuant to this Section 16 and such Participant's related powers-of-attorney.

                  (iv) Except as expressly provided in this Section 16, the Prospective Sellers shall have no obligation to any Participant with respect to the sale or other disposition of any shares of Common Stock owned by such Participant in connection with this Section 16. Anything herein to the contrary notwithstanding, the Prospective Sellers shall have no obligation to any Participant to sell or otherwise dispose of any Controlling Shares pursuant to this Section 16 or as a result of any decision by the Prospective Sellers not to accept or consummate any Offer or sale with respect to the Controlling Shares (it being understood that any and all such decisions shall be made by the Prospective Sellers in their sole discretion). No Participant shall be entitled to sell shares of Common Stock directly to any Third Party pursuant to an Offer (it being understood that all such sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in this Section 16). Nothing in this Section 16 shall affect any of the obligations of either of the Founding Stockholders under any other provisions of this Plan.

                  (c) Anything in this Section 16 to the contrary notwithstanding, (i) the provisions of this Section 16 will not be applicable to any sale of shares of Common Stock pursuant to a Public Offering and (ii) all rights to compel sales under this Section 16 shall become null and void upon an IPO.

                  17. Miscellaneous.

                  (a) No Rights to Grants or Continued Employment or Engagement. No Participant shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment or engagement of such Participant at any time.

                  (b) Right of Company to Assign Rights and Delegate Duties. The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates, provided, however, that such assignment shall not release the Company from any duty hereunder which remains unfulfilled by such an assignee.

                  (c) Tax Withholding. The Company and its Subsidiaries shall have the right to require any individual entitled to receive shares of Common Stock pursuant to an Award to remit to the Company, prior to the delivery of any certificates evidencing such shares, any amount sufficient to satisfy any federal, state or local tax withholding requirements. Prior to the Company's determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual. Such election may be denied by the Committee in its discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the 1934 Act. The Company and its Subsidiaries shall also have the right to deduct from all cash payments made pursuant to the Plan or any applicable Agreement any federal, state or local taxes required to be withheld with respect to such payment.

                  (d) No Restriction on Right of Company to Effect Corporate Changes. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (e) 1934 Act. Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

                  (f) Registration of Plan. On the date, or as soon as practicable after, the Company becomes a Public Company, the Company shall file a form S-8 with respect to the Plan.

                  18. Amendment. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Awards.

                  19. Effective Date. The Plan shall be effective as of the Effective Time of the Merger (the "Effective Date"), as such terms are defined in the transaction agreement between F Purchaser, B Purchaser and the Company.

                  20. Termination of the Plan. The Plan shall continue until terminated by the Board of Directors pursuant to Section 18, and no further Awards shall be made hereunder after the date of such termination.

                  21. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

                  22. Governing Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to rules relating to conflicts of law.

FREMONT PURCHASER II, INC. and RCBA PURCHASER I, L.P. acknowledge the Plan and agree to be bound by Section 10 thereof.

By:/s/ R. S. Kopf                                   By:/s/ N. Colin Lind
   ___________________________                         _______________________
   FREMONT PURCHASER II, INC.                          RCBA PURCHASER I, L.P.

Name:                                               Name: N. Colin Lind
Title:                                              Title: Managing Director